Exhibit 10.95

AMENDMENT AGREEMENT

An Amendment Agreement dated 13th November 2009 between The Royal Bank of Scotland plc and Arlington Tankers Ltd., together, “the Parties”.

WHEREAS the Parties have entered into a 1992 ISDA Master Agreement dated as of 12th December 2005 (from time to time supplemented or otherwise amended or modified, hereafter the “Agreement”) which Agreement further includes the Schedule and all Confirmations exchanged between the Parties confirming Transactions under the Agreement.

Now therefore in consideration of the mutual agreements contained in the Agreement and this Amendment Agreement, the Parties agree that:-

(1)                     The Agreement shall be amended as follows:

(a) Part 4(f) “Credit Support Document” shall be deleted in its entirety and replaced with the following wording:

“(f) Credit Support Document. Details of any Credit Support Document:- Not Applicable.”

(b) Part 4(g) “Credit Support Provider” shall be deleted in its entirety and replaced with the following wording:

“(g) Credit Support Provider. Credit Support Provider does not apply in relation to Party A and Party B.”

(c) Part 4(h) shall be deleted in its entirety.

(d) All provisions of the Schedule making references to “Credit Support Document” or “Credit Support Provider” shall be deleted.

(e) Parts 5(f) “Loan Facility”, 5(g) “Security”, 5(h) “Default under Loan Facility” and 5(i) “Interest Periods under the Loan Facility” shall be deleted in their entirety.

(2)                     There shall be annexed to the Agreement the Credit Support Annex (English Law) in the form attached to this Amendment Agreement.

(3)                     Miscellaneous:

(a)                        Entire Agreement.  This Amendment Agreement constitutes the entire agreement and understanding of the Parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto, including, without limitation, any provision of that certain term loan facility of USD229,500,000 made available to Party B (as borrower) by Party A (as lender) evidenced by a loan agreement dated December 12, 2005 (the “RBS Facility”) which shall be of no force or effect.

(b)                       Definitions.  All capitalised terms in this Amendment Agreement shall have the same meaning as ascribed to them in the Agreement.

(c)                        Agreement Continuation.  The Agreement, as modified herein shall continue in full force and effect and is hereby ratified and confirmed in all respects. From and after the execution of this Amendment Agreement all references in the Agreement or in any Confirmation to “this Agreement” (or words or phrases of similar meaning) shall be deemed to be references to the Agreement, as amended hereby.

(d)                       Counterparts.  This Amendment Agreement may be executed and delivered in counterparts each of which will be deemed an original.

(e)                        Headings.  The headings used in this Amendment Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment Agreement.

(f)                          Governing Law.   This Amendment Agreement will be governed by and construed in accordance with English law.

(g)                       Interest Period under Outstanding Credit Facilities.  Party B intends that, to the extent practicable, the outstanding interest rate swap transaction (the “Outstanding Transaction”) under the Agreement will hedge Party B’s indebtedness or the indebtedness of Affiliates of Party B to applicable lenders under outstanding credit facilities (excluding the RBS Facility) (as the same may be amended, modified, renewed, extended or refinanced, the “Outstanding Credit Facilities”).  At Party B’s request, the parties shall endeavour in good faith and in a commercially reasonable manner to amend the Outstanding Transaction such that Payment Dates thereunder shall coincide and match in all respects (so far as reasonably possible) with interest payment dates under one or more Outstanding Credit Facilities, at Party B’s election.  However, Party B acknowledges that (i) Payment Dates shall not be adjusted by more than 3 months per Payment Date and (ii) an amendment to Payment Dates within that limit may have a consequence on the pricing of the Outstanding Transaction and/or require amendments to the terms of the Credit Support Annex and the amount of Eligible Credit Support to be posted thereunder.

(h)                       Counterparts.  This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.  Delivery of any executed counterpart of this Amendment Agreement by telecopy or other electronic transmission by any party hereto shall be effective as such party’s original executed counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment Agreement as of the date first above written.

THE ROYAL BANK OF SCOTLAND PLC		ARLINGTON TANKERS LTD.

By:	/s/ The Royal Bank of Scotland PLC	By:	/s/ John Georgiopoulos
	Name:		Name:	John Georgiopoulos
	Title:		Title:	Vice President
	Date:		Date:	11/12/09